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                                                                       EXHIBIT 5


                                 March 14, 2000


McLaren Automotive Group, Inc.
32233 West Eight Mile Road
Livonia, Michigan  48152

         Re: SEC Registration Statement on Form S-8

Gentlemen:

         We are counsel for McLaren Automotive Group, Inc., a Delaware corporation (the "Company"), in connection with its registration of an additional 600,000 shares of common stock under the Securities Act of 1933, as amended (the "Act"). Such additional shares may be issued upon the exercise of options granted under the Company's 1994 Stock Option Plan, and are being registered through a Registration Statement on Form S-8 as to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission").

         In connection with rendering our opinion as set forth below, we have reviewed and examined originals or copies identified to our satisfaction of the following:

         (1) Articles of Incorporation of the Company as filed with the Secretary of State of the State of Delaware, as amended.

         (2) Minute book containing the written deliberations and resolutions of the Board of Directors and Shareholders of the Company.

         (3) The Registration Statement.

         (4) The exhibits to the Registration Statement to be filed with the Commission.

         We have examined such other documents and records, instruments and certificates of public officials, officers and representatives of the Company, and have made such other investigations as we have deemed necessary or appropriate under the circumstances.



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         Based upon the foregoing and in reliance thereon, it is our opinion that the 600,000 additional shares of the Company's $ .0001 par value common stock which may be issued upon the exercise of options under the 1994 Stock Option Plan will, upon the purchase, receipt of full payment, issuance and delivery in accordance with the terms of such Plan, be duly and validly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the referenced Registration Statement on Form S-8.

                                       Very truly yours,

                                       CLARK HILL PLC

                                       /s/ Clark Hill PLC












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